UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	September 17, 2018

American River Bankshares

(Exact name of registrant as specified in its chapter)

California	0-31525	68-0352144
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

3100 Zinfandel Drive, Suite 450, Ranch Cordova, California	95670
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(916) 854-0123

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [    ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Page 1 of 5 Pages

The Index to Exhibits is on Page 3

Item 1.01. Entry into a Material Definitive Agreement.

In October 2008, the registrant executed a lease (the “Lease”) with 90 E Street, LLC (the “Landlord”). The Lease relates to office space to be occupied by one of the issuer’s subsidiary, American River Bank, successor to North Coast Bank, a division of American River Bank. The premises are located at 90 South E Street, Santa Rosa, California. The initial Lease term expires on January 31, 2019. On September 17, 2018 the registrant and 90 E. Street SR, LLC, successor to 90 E Street, LLC entered into the First Amendment to the Lease (the “Amendment”) to extend the Lease term to January 31, 2029. The foregoing description is qualified by reference to the Amendment attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	First Amendment to the Lease between 90 E. Street SR, LLC, successor to 90 E Street, LLC and American River Bank, successor to North Coast Bank, a division of American River Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RIVER BANKSHARES

/ s/ Mitchell A. Derenzo
September 18, 2018	Mitchell A. Derenzo, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description	Page

99.1	First Amendment to the Lease between 90 E. Street SR, LLC, successor to 90 E Street, LLC and American River Bank, successor to North Coast Bank, a division of American River Bank.	4